Exhibit 1

CUSIP No. 723787107	13G	Page 11 of 12 Pages

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or its knows or has reason to believe that such information is inaccurate.

December 9, 2004
Date

HIGHFIELDS CAPITAL MANAGEMENT LP

By:	Highfields GP LLC, its General Partner

/s/ Kenneth H. Colburn
Signature

Kenneth H. Colburn, Authorized Signatory
Name/Title

HIGHFIELDS GP LLC

/s/ Kenneth H. Colburn
Signature

Kenneth H. Colburn, Authorized Signatory
Name/Title

JONATHON S. JACOBSON

/s/ Kenneth H. Colburn
Signature

Kenneth H. Colburn, Authorized Signatory
Name/Title

CUSIP No. 723787107	13G	Page 12 of 12 Pages

RICHARD L. GRUBMAN

/s/ Kenneth H. Colburn
Signature

Kenneth H. Colburn, Authorized Signatory
Name/Title